Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Paul Bowman	Kelly Hamor
Interim CFO and V.P., Investor Relations	Formula
Cymer, Inc.	(619) 234-0345

(858) 385-5312

Hamor@formulapr.com

pbowman@cymer.com

CYMER REPORTS FOURTH QUARTER AND 2008 OPERATING RESULTS

SAN DIEGO, Calif., February 11, 2009 - Cymer, Inc. (Nasdaq: CYMI), the world’s leading supplier of light sources used by chipmakers to create advanced semiconductor chips, today announced operating results for the fourth quarter and year ended December 31, 2008.

For the fourth quarter of 2008:

•                  net income totaled $3,984,000, equal to $0.13 per share (diluted), compared to net income of $21,437,000, equal to $0.67 per share (diluted) in the fourth quarter of 2007 and net income of $5,331,000*, equal to $0.18* per share (diluted) in the third quarter of 2008.

•                  revenue totaled $100,448,000 compared to revenue of $139,922,000 in the fourth quarter of 2007, and revenue of $110,619,000* in the third quarter of 2008.

For the year ended December 31, 2008:

•                  net income totaled $36,540,000, equal to $1.22 per share (diluted), compared to net income of $88,362,000, equal to $2.50 per share (diluted) for the year ended December 31, 2007.

•                  revenue totaled $459,010,000 compared to revenue of $521,696,000 in the prior year.

Commenting on the fourth quarter results Bob Akins, Cymer’s chief executive officer, said, “Cymer employees executed well in a very difficult business environment.   Our operating results were generally in line with our fourth quarter guidance.  We extended our argon fluoride (ArF) immersion market leadership, and made continued progress towards the development and commercialization of our extreme ultraviolet (EUV) light source technology.”

In the fourth quarter of 2008, the company shipped 19 light sources, including 15 XLRs, resulting in an average selling price (ASP) of approximately $1.9 million.  Installed Base Products (IBP) revenue totaled $63.2 million.  During the quarter, the company installed 15 light sources at chipmaker locations.  The company reported gross profit on product sales of $44.7 million, yielding a 44.5 percent gross margin.  Fourth quarter 2008 cost of revenues included additional field inventory charges of approximately $2.3 million in response to lower chipmaker utilization.  Excluding the additional field inventory charge, non-GAAP gross margin would have been 46.8 percent.  Operating expenses of $40.3 million included $1.9 million of costs associated with the November 2008 reduction in workforce and a $1.9 million additional allowance for doubtful accounts receivable related to certain customer’s deteriorating financial condition.  Operating income totaled $4.4 million and the fourth quarter effective tax rate was approximately 5% primarily due to the passage of the federal research and development tax credit in October 2008 which was effective retroactively to January 1, 2008.

Deep ultraviolet (DUV) bookings for the fourth quarter of 2008 totaled $83.7 million, resulting in a book-to-bill ratio of 0.83.   All of the light source systems bookings in the fourth quarter were XLR.   The company ended the quarter with a DUV backlog of approximately $33.7 million, with ArF immersion light sources comprising approximately 84 percent of the value of systems in backlog.

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CYMER REPORTS FOURTH QUARTER AND 2008 OPERATING RESULTS……………………………..Page 2 of 6

For the full year 2008, the company shipped a total of 100 light sources including 48 XLRs for advanced chip making applications.  Cymer’s full year revenue, at $459 million was down 12 percent from 2007.  Higher average selling prices, driven by the strong adoption of the XL Series of products, and approximately 10 percent annual growth in IBP revenue, helped offset the decline in lithography light source demand. Through increased operational efficiency and XL platform reliability improvements, the company achieved a gross margin of 47.3 percent on product sales in 2008.

During the fourth quarter, the company increased cash and investments by approximately $16 million and at December 31, 2008, cash and investments totaled $293 million.  The company anticipates repaying its $140.7 million convertible note when it matures on February 15, 2009.

Corporate Outlook

Commenting on the outlook, Akins stated, “The current business environment is quite uncertain, characterized by shrinking lithography tool demand, and decreasing chipmaker factory utilization in the second half of 2008.  Looking at the first quarter of 2009, demand for new light sources and installed base products has declined further since our mid January preliminary revenue estimate.  It is noteworthy that utilization of our light sources held steady for the month of January in all three chip sectors.  While visibility into 2009 is extremely limited, our expectation for the year is for advanced ArF immersion orders to continue to represent the vast majority of scanner and light source demand.  We have taken action to reduce Cymer’s cost structure and we will continue to focus on maintaining operating costs in-line with business conditions.  We feel Cymer is well positioned for the future with our strong DUV, EUV, Installed Base Products and TCZ portfolio.”

Based on information available at this time, Cymer is currently providing the following guidance for the first quarter of 2009, and anticipates:

•                  Revenue to decrease approximately 45%, plus or minus 5% compared to the revenue reported for the fourth quarter of 2008

•                  Foreign currency adjusted ASP to be approximately $ 1.6 million to $1.7 million due to the anticipated inclusion of some KrF shipments

•                  Gross margin to be approximately 40%, plus or minus 3%, depending on revenue levels

•                  R&D expenses to be approximately $18.5 million to $19 million

•                  SG&A expenses to be approximately $11.5 million to $12 million

•                  Charges related to the January 15, 2009 cost reduction actions to be approximately $4.5 million  with approximately 25% associated with cost of revenues and 75% attributable to operating expenses

•                  Our estimated first quarter effective tax rate to be approximately 30%.  This rate may vary significantly depending on the actual extent of loss before tax

Cymer’s management will hold a conference call at 2:00 pm (PST) today, February 11, 2009, to discuss fourth quarter and 2008 operating results and first quarter 2009 guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding the company’s ArF immersion market leadership, commercialization of EUV source technology, and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; cyclicality in the market for semiconductor manufacturing equipment; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders, the performance and market acceptance of the company’s new products or technologies;

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CYMER REPORTS FOURTH QUARTER AND 2008 OPERATING RESULTS……………………………..Page 3 of 6

new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses; the company’s ability to achieve it’s forecasted gross margin; the company’s ability to achieve forecasted savings from its cost reduction actions; the company’s ability to align its cost structure with forecasted business levels; the company’s ability to manage its foreign currency exposure; the performance and conditions in the United States and world financial markets; the policies and actions of the United States and other governments; and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer

Cymer, Inc. (Nasdaq: CYMI) is the market leader in developing light sources, used by chipmakers worldwide to pattern advanced semiconductor chips. Cymer’s light sources have been widely adopted by the world’s top chipmakers and the company’s installed base comprises more than 3,300 systems. Continuing its legacy of leadership, Cymer is currently pioneering the industry’s transition to extreme ultraviolet lithography, the next viable step on the technology roadmap for the creation of smaller, faster chips.  The company was founded and is headquartered in San Diego, Calif. and supports its customers from numerous offices around the globe. Cymer maintains a Web site to which it regularly posts press releases, Securities and Exchange Commission (SEC) report filings, and additional information about Cymer. Interested persons can also subscribe to automated e-mail alerts or RSS feeds. Please visit www.cymer.com.

Cymer, Inc.

	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2008	2007	2008*	2007
Total revenues	$100,448,000	$139,922,000	$459,010,000	$521,696,000

Net income	$3,984,000	$21,437,000	$36,540,000	$88,362,000
Diluted earnings per share	$0.13	$0.67	$1.22	$2.50
Weighted average common shares outstanding - diluted	29,645,000	33,623,000	29,992,000	36,784,000

* Includes a correction of an immaterial error for the third quarter of 2008 related to foreign currency translation of our consolidated statements of income.  This correction decreased revenue by $774,000, net income by $404,000 and earnings per share (diluted) by $0.01 for the three months ended September 30, 2008.

GROSS MARGIN NON-GAAP RESULTS

	Amount ($ M’s)	Percent of Revenue
Q4 2008 Gross Margin GAAP	$44.7	44.5%
Q4 2008 Additional Field Inventory Charge	$2.3	2.3%
Q4 2008 Gross Margin Non-GAAP	$47.0	46.8%

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CYMER REPORTS FOURTH QUARTER AND 2008 OPERATING RESULTS……………………………..Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands, except per share data)

	For the three months ended December 31,			For the twelve months ended December 31,
	2008	2007		2008 (b)	2007

Revenues	$99,967	$139,296		$456,729	$517,980
Revenues - related party	481	626		2,281	3,716
Total revenues	100,448	139,922		459,010	521,696

COST OF REVENUES	55,749	72,596		241,881	260,280

GROSS PROFIT	44,699	67,326		217,129	261,416

OPERATING EXPENSES:
Research and development	25,192	21,082		96,464	81,842
Sales and marketing	5,673	6,568		24,039	26,163
General and administrative	9,454	10,476		36,544	38,949

Total operating expenses	40,319	38,126		157,047	146,954

OPERATING INCOME	4,380	29,200		60,082	114,462

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(214)	69		(6,642)	2,025
Write-down of investment	(206)	—		(5,309)	—
Interest and other income	1,123	3,824		8,845	20,074
Interest and other expense	(1,769)	(1,902)		(6,712)	(6,709)

Total other income (expense) - net	(1,066)	1,991		(9,818)	15,390

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	3,314	31,191		50,264	129,852

INCOME TAX PROVISION	154	10,314		16,587	44,413
MINORITY INTEREST	824	560		2,863	2,923

NET INCOME	$3,984	$21,437		$36,540	$88,362

EARNINGS PER SHARE:
Basic earnings per share	$0.13	$0.71		$1.22	$2.64
Weighted average common shares outstanding-basic	29,596	30,404		29,924	33,522

Diluted earnings per share	$0.13	$0.67	(a)	$1.22	$2.50	(a)
Weighted average common shares outstanding- diluted	29,645	33,623	(a )	29,992	36,784	(a)

(a)     As a result of applying the if-converted method for calculating diluted earnings per share for the three month and twelve month periods ended December 31, 2007, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes, and net income has been adjusted for an add back of related interest expense, net of tax. Shares have been adjusted by 2.8 million for both the three months and year ended December 31, 2007 and net income has been adjusted by $948,000 and $3.7 million for the three months and year ended December 31, 2007, respectively.

(b)    Includes a correction of an immaterial error for the third quarter of 2008 related to foreign currency translation of our consolidated statements of income. This correction decreased revenue by $774,000, net income by $404,000 and earnings per share (diluted) by $0.01 for the three months ended September 30, 2008.

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CYMER REPORTS FOURTH QUARTER AND 2008 OPERATING RESULTS……………………………..Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2008	December 31, 2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$252,391	$305,707
Short-term investments	30,900	22,355
Accounts receivable - net	64,296	91,875
Accounts receivable - related party	818	1,112
Inventories	194,746	129,757
Deferred and prepaid income taxes	46,886	42,147
Prepaid expenses and other assets	9,344	8,930

Total current assets	599,381	601,883

PROPERTY AND EQUIPMENT - NET	114,390	116,725
LONG TERM INVESTMENTS	9,456	29,443
DEFERRED INCOME TAXES	29,168	19,272
GOODWILL	8,833	8,833
INTANGIBLE ASSETS - NET	9,898	12,951
OTHER ASSETS	6,318	5,045

TOTAL ASSETS	$777,444	$794,152

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,003	$23,980
Accounts payable - related party	4,108	4,428
Accrued warranty	23,565	24,350
Accrued payroll and benefits	12,682	24,406
Accrued patents, royalties and other fees	3,795	3,303
Convertible subordinated notes	140,722	—
Income taxes payable	1,085	13,468
Deferred revenue	15,344	4,974
Accrued and other current liabilities	8,278	4,569

Total current liabilities	224,582	103,478

CONVERTIBLE SUBORDINATED NOTES	—	140,722
INCOME TAXES PAYABLE	18,447	17,755
DEFERRED REVENUE	—	5,562
OTHER LIABILITIES	11,791	17,401

Total liabilities	254,820	284,918

MINORITY INTEREST	4,848	5,711

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , 42,461,000 shares issued and 29,609,000 shares outstanding at December 31, 2008; 42,339,000 shares issued and 30,290,000 shares outstanding at December 31, 2007	42	42
Additional paid-in capital	586,539	579,711
Treasury stock at cost (12,852,000 and 12,049,000 common shares) at December 31, 2008 and 2007, respectively	(473,580)	(450,704)
Accumulated other comprehensive income (loss)	(6,025)	214
Retained earnings	410,800	374,260

Total stockholders’ equity	517,776	503,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$777,444	$794,152

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CYMER REPORTS FOURTH QUARTER AND 2008 OPERATING RESULTS……………………………..Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the twelve months ended December 31,

	2008	2007

OPERATING ACTIVITIES:
Net income	$36,540	$88,362
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	26,633	25,523
Stock based compensation	5,630	5,642
Minority interest	(2,863)	(2,923)
Provision for deferred income taxes	(16,152)	3,408
Loss on disposal or impairment of property and equipment	297	292
Write-down of investments	5,309	—
Change in assets and liabilities:
Accounts receivable - net	28,160	23,982
Accounts receivable - related party	294	(278)
Inventories	(63,620)	(25,461)
Prepaid expenses and other assets	(2,414)	(2,218)
Accounts payable	(8,788)	5,269
Accounts payable - related party	(320)	(430)
Accrued and other liabilities	(13,557)	185
Deferred income	4,909	7,992
Income taxes payable	(11,234)	12,733
Net cash provided by (used in) operating activities	(11,176)	142,078

INVESTING ACTIVITIES:
Acquisition of property and equipment	(23,689)	(26,637)
Purchases of investments	(90,309)	(91,440)
Proceeds from sold or matured investments	95,051	256,720
Acquisition of patents	—	(121)
Net cash provided by (used in) investing activities	(18,947)	138,522

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,506	15,260
Cash investment received from minority shareholder	2,000	2,000
Tax windfall from stock option exercises	58	1,727
Repurchase of common stock into treasury	(22,876)	(300,000)
Net cash used in financing activities	(18,312)	(281,013)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(4,881)	4,022
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(53,316)	3,609
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	305,707	302,098
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$252,391	$305,707

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$5,569	$5,469
Income taxes paid, net	$43,256	$26,642

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